UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2012 (May 2, 2012)

EVERTEC, LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico (State or other jurisdiction of incorporation or organization)	333-173504 (Commission file number)	66-0449729 (I.R.S. employer identification number)

Cupey Center Building, Road 176, Kilometer 1.3, San Juan, Puerto Rico (Address of principal executive offices)		00926 (Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Notes Offering

On May 2, 2012, EVERTEC, LLC (formerly known as EVERTEC, Inc., “EVERTEC” or the “Company”) and EVERTEC Finance Corp. (“Finance Corp,” and together with the Company, the “Issuers”) issued a press release announcing the pricing for their offering of $40 million aggregate principal amount of 11% Senior Notes due 2018 (the “New Notes”), through a private offering (the “Notes Offering”) exempt from the registration requirements of the Securities Act. The New Notes will be issued as additional securities under the indenture dated as of September 30, 2010, as amended, which also governs the Issuers’ existing 11% Senior Notes due 2018.

A copy of the press release related to the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The New Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. investors pursuant to Regulation S. The New Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press release issued by EVERTEC, LLC and EVERTEC Finance Corp. on May 2, 2012, announcing pricing of the Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, LLC (Registrant)

Date: May 3, 2012	By:	/s/ Juan J. Román
Name: Juan J. Román Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press release issued by EVERTEC, LLC and EVERTEC Finance Corp. on May 2, 2012, announcing pricing of the Notes Offering.